Exhibit 99.1
AXT, Inc. Third Quarter 2018 Results
October 31, 2018
Page 1 of 5

AXT, Inc. Announces Third Quarter 2018 Financial Results

FREMONT, Calif., October 31, 2018 – AXT, Inc. (NasdaqGS: AXTI), a leading  material science company manufacturing single crystal compound semiconductor substrates, today reported financial results for the third quarter, ended September 30, 2018.

Third Quarter 2018 Results

Revenue in the third quarter of 2018 was $28.6 million, compared with $27.1 million in the second quarter of 2018 and $28.2 million in the third quarter of 2017.

Gross margin was 37.1 percent of revenue in the third quarter of 2018, compared with 40.6 percent of revenue in the second quarter of 2018 and 39.5 percent in the third quarter of 2017.

Operating expenses were $6.3 million in the third quarter of 2018, compared with $6.5 million in the second quarter of 2018 and $5.9 million in the third quarter of 2017.

Operating profit in the third quarter of 2018 was $4.3 million, compared with operating profit of $4.5 million in the second quarter of 2018 and $5.2 million in the third quarter of 2017.

Interest and other, net was a gain of $0.2 million in the third quarter of 2018, compared with a gain of $0.4 million in the second quarter of 2018, and a loss of $0.5 million in the third quarter of 2017.  Interest and other, net for the third quarter of 2018 included interest income and other of $0.1 million and a foreign exchange gain of $0.1 million. Our seven partially owned companies in the company’s supply chain, accounted for under the equity method, were breakeven.

Income tax expense in the third quarter of 2018 was $0.4 million, compared with $0.4 million in the second quarter of 2018 and $0.2 million in the third quarter of 2017.

Net income in the third quarter of 2018 was $3.9 million, or $0.10 per diluted share, compared with a net income of $3.9 million or $0.10 per diluted share in the second quarter of 2018, and $4.4 million or $0.11 per diluted share in the third quarter of 2017.

AXT, Inc. Third Quarter 2018 Results
October 31, 2018

Management Qualitative Comments

“Our revenue and earnings in Q3 came in at the high end of our expectations, reflecting continued solid demand for our products,” said Morris Young, chief executive officer. “Our wafers are being used in a number of applications for which the lifecycle is long and promising. We are also encouraged to see new emerging applications that could contribute to our growth for years to come. As such, the relocation of our gallium arsenide manufacturing line is providing us the opportunity to plan for growth in our industry and to prepare our business to meet increasing customer demand. We continue to make good progress on the new facilities and are pleased by our success to date.”

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 1372149). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 1372149) until November 6, 2018. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.   AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) process technology for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Third Quarter 2018 Results
October 31, 2018

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; the ability of the Company to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines; possible factory shutdowns as a result of air pollution in China; tariffs and other trade war issues; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Third Quarter 2018 Results
October 31, 2018

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenue	$28,626	$28,168	$80,165	$72,341
Cost of revenue	18,012	17,035	48,968	47,664
Gross profit	10,614	11,133	31,197	24,677
Operating expenses:
Selling, general and administrative	4,615	4,484	13,824	12,219
Research and development	1,668	1,410	4,588	3,553
Total operating expenses	6,283	5,894	18,412	15,772
Income from operations	4,331	5,239	12,785	8,905
Interest income, net	133	122	414	334
Equity in earnings (loss) of unconsolidated joint ventures	6	(266)	(21)	(1,387)
Other income (expense), net	87	(349)	(179)	(403)
Income before provision for income taxes	4,557	4,746	12,999	7,449
Provision for income taxes	410	181	1,111	661
Net income	4,147	4,565	11,888	6,788
Less: Net (income) loss attributable to noncontrolling interests	(208)	(146)	(1,173)	226
Net income attributable to AXT, Inc.	$3,939	$4,419	$10,715	$7,014
Net income attributable to AXT, Inc. per common share:
Basic	$0.10	$0.11	$0.27	$0.19
Diluted	$0.10	$0.11	$0.26	$0.18
Weighted-average number of common shares outstanding:
Basic	39,008	38,499	39,000	36,999
Diluted	40,331	40,095	40,320	38,469

AXT, Inc. Third Quarter 2018 Results
October 31, 2018

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$18,035	$44,352
Short-term investments	21,910	20,032
Accounts receivable, net	23,308	22,778
Inventories	58,717	45,840
Prepaid expenses and other current assets	10,625	7,519
Total current assets	132,595	140,521
Long-term investments	1,906	12,576
Property, plant and equipment, net	74,754	46,530
Other assets	11,194	11,573
Total assets	$220,449	$211,200
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,344	$11,445
Accrued liabilities	12,776	11,149
Current portion of bank loan	291	—
Total current liabilities	25,411	22,594
Other long-term liabilities	320	289
Total liabilities	25,731	22,883

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	39	39
Additional paid-in capital	233,522	231,679
Accumulated deficit	(44,122)	(54,837)
Accumulated other comprehensive income (loss)	(1,846)	3,407
Total AXT, Inc. stockholders’ equity	191,125	183,820
Noncontrolling interests	3,593	4,497
Total stockholders’ equity	194,718	188,317
Total liabilities and stockholders’ equity	$220,449	$211,200